Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement (No. 333-123641) on Form S-8 of CardioVascular BioTherapeutics, Inc. of our report, dated February 10, 2006, relating to our audits of the financials statements, which appear in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K of CardioVascular BioTherapeutics, Inc. for the years ended December 31, 2004 and 2005.

/s/ Singer Lewak Greenbaum & Goldstein LLP

SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Los Angeles, California

March 30, 2006